SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2016

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2016, Aleris Corporation, a Delaware corporation (the “Company”), Zhongwang USA LLC, a Delaware limited liability company (“Parent”), Zhongwang Aluminum Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, solely as representative for the stockholders, the optionholders and the RSU holders of the Company (“Stockholders Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”) at the effective time of the Merger (the “Effective Time”). The Company will continue as the surviving corporation in the merger and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

At the Effective Time, (i) each share of common stock of the Company, par value $0.01 per share (“Common Stock”), issued and outstanding as of the Effective Time (other than (x) shares of Common Stock owned by the Company or any of its subsidiaries immediately prior to the Effective Time and shares of Common Stock owned by the Parent or any of its subsidiaries immediately prior to the Effective Time (the “Excluded Shares”), or (y) dissenting shares) shall automatically be cancelled and converted into the right to receive the Per Share Merger Consideration (as defined hereafter), in cash and without interest, and (ii) each share of capital stock of Merger Sub shall be converted into and become one validly issued share of common stock of the surviving corporation and such shares shall constitute the only outstanding shares of capital stock of the surviving corporation as of the Effective Time. Per Share Merger Consideration means an amount in cash equal to $1,110,000,000 (subject to customary purchase price adjustments) divided by the sum of (i) the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time (excluding the Excluded Shares), plus (ii) the aggregate number of shares of Common Stock underlying options outstanding immediately prior to the Effective Time that have an exercise price that is less than the Per Share Merger Consideration, plus (iii) the aggregate number of shares of Common Stock represented by all RSUs (as defined below) outstanding immediately prior to the Effective Time, plus (iv) the aggregate number of shares of Common Stock actually issued upon conversion of any of the 6% Senior Subordinated Exchangeable Notes due 2020 issued by Aleris International, Inc. surrendered for conversion prior to the Effective Time.

Furthermore, at the Effective Time, in accordance with the Aleris Corporation 2010 Equity Incentive Plan, as amended (the “Equity Incentive Plan”), (i) each then outstanding option that has an exercise price that is less than the Per Share Merger Consideration shall be cancelled and converted into the right to receive a portion of the merger consideration less the exercise price for such option, in cash and without interest, less required withholding taxes, in accordance with the terms of the Merger Agreement, subject to delivery by each option holder to the surviving corporation of an equity award surrender agreement, and (ii) each then outstanding time-based vesting restricted stock unit award granted pursuant to the Equity Incentive Plan (each, an “RSU”) shall vest, be cancelled and converted into the right to receive a portion of the merger consideration multiplied by the number of shares of Common Stock covered by each RSU, in cash and without interest, less required withholding taxes, in accordance with the terms of the Merger Agreement, subject to each RSU holder’s delivery to the surviving corporation of an equity award surrender agreement.

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated therein, including the Merger.

The consummation of the Merger is subject to the satisfaction of certain closing conditions, including, but not limited to, (i) the representations and warranties of the parties being true and correct, except as permitted by the Merger Agreement, (ii) the parties’ performance in all material respects of their respective covenants and other obligations, and (iii) the expiration or termination of the applicable Hart-Scott-Rodino waiting period, the receipt of approval from the Committee on Foreign Investment in the United States (“CFIUS”), and the receipt of certain foreign regulatory approvals. The Merger is not subject to a financing condition.

The Merger Agreement includes various representations, warranties and covenants of the parties customary for a transaction of this nature. All representations and warranties terminate as of the Effective Time and do not survive the Merger. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed, among other things, to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties.

The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $100,000,000 (“Parent Termination Fee”), under specified circumstances set forth in the Merger Agreement, including in the event that (i) Parent fails to consummate the closing when required pursuant to the terms of the Merger Agreement or (ii) if certain requirements, approvals or confirmations under applicable laws of the People’s Republic of China have not been satisfied or an order of a governmental agency of the People’s Republic of China prohibiting the consummation of the Merger shall be in effect, in each case as specified in the Merger Agreement (provided, that in the case of this clause (ii), the Parent Termination Fee payable to the Company shall be $60,000,000). Simultaneously with entering into the Merger Agreement, Parent placed an aggregate amount of cash equal to the Parent Termination Fee in an escrow account as collateral and security for the payment of the Parent Termination Fee.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report and is hereby incorporated by reference herein.

The Merger Agreement has been included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential schedules and exhibits not filed with this Current Report. In addition, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to security holders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2016, contemporaneous with its approval of the Merger Agreement, the Board awarded transaction bonuses to Sean M. Stack, Eric M. Rychel and Christopher R. Clegg in the amount of $2,250,000, $800,000 and $400,000, respectively (the “Transaction Bonuses”), in each case pursuant to a form of Transaction Bonus Agreement (the “Bonus Agreement”) and the consummation of the Merger. The Bonus Agreement provides that the Transaction Bonus shall be paid in cash (i) as to 50% in a lump sum within ten days after the closing (the “First Vesting Date”) and (ii) as to 50% in a lump sum within ten days after the six-month anniversary of the closing executive’s (the “Second Vesting Date”), less applicable taxes. Payment of each installment of the Transaction Bonus is subject to the executive’s continued employment through the First Vesting Date and Second Vesting Date, as applicable.

The Bonus Agreement further provides that if, prior to a vesting date, the executive’s employment is terminated for any reason other than the Company terminating the executive without cause or the executive terminating his employment for good reason, the executive shall forfeit all rights to receive any portion of the Transaction Bonus that he has not already received. In the event the executive’s employment is terminated prior to the First Vesting Date by the Company without cause or by the executive for good reason, the executive will remain eligible to receive the Transaction Bonus, provided that the full amount of the Transaction Bonus shall be subject to the occurrence of the First Vesting Date and shall be paid in one lump sum in cash within ten days after the First Vesting Date. In the event the executive’s employment is terminated following the First Vesting Date but prior to the Second Vesting Date by the Company, or its successor, without cause or by the executive for good reason, the executive will receive that portion of the Transaction Bonus not previously paid to him in a lump sum in cash within ten days following the executive’s termination of employment.

In lieu of equity awards that would have otherwise been granted pursuant to their employment agreements, the Board also awarded transaction bonuses to Jack Govers and Tamara Polmanteer in the amount of $500,000 and $300,000, respectively, in each case, subject to the consummation of the Merger, which transaction bonuses shall be paid, less applicable taxes, in cash in a lump sum within ten days after the closing. In the event the closing does not occur, Mr. Govers and Ms. Polmanteer will remain entitled to an equity award having a value equal to that of the transaction bonus amount, as provided under their employment agreements.

The foregoing descriptions of the terms applicable to transaction bonuses for Messrs. Stack, Rychel, Clegg and Govers and Ms. Polmanteer are qualified in their entirety by reference to the applicable forms of transaction bonus agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 29, 2016, among Zhongwang USA LLC, Zhongwang Aluminum Corporation, Aleris Corporation and OCM Opportunities ALS Holdings, L.P.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding, among other things, the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, constitute forward-looking statements. In particular, no assurance can be given that the customary closing conditions will be fulfilled, that the customary regulatory approvals will be obtained, that the Company will complete the transaction on the anticipated schedule, or at all. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to the factors discussed in the Company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: August 30, 2016	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of August 29, 2016, among Zhongwang USA LLC, Zhongwang Aluminum Corporation, Aleris Corporation and OCM Opportunities ALS Holdings, L.P.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.